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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2002

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-16244 (Commission File Number)	11-2989601 (I.R.S. Employer Identification No.)
100 Sunnyside Boulevard, Woodbury, New York (Address of Principal Executive Offices)		11797 (Zip Code)

Registrant's telephone number, including area code:        (516) 677-0200

Not applicable.

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On August 19, 2002, Veeco Instruments Inc. ("Veeco") withdrew and resubmitted its Hart-Scott-Rodino Pre-Merger Notification Form, in order to afford the Department of Justice adequate time to complete its preliminary review of the proposed merger between Veeco Acquisition Corp., a wholly-owned subsidiary of Veeco, and FEI Company. The effect of the withdrawal and resubmission is to extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2002

VEECO INSTRUMENTS INC. (Registrant)
By:	/s/ GREGORY A. ROBBINS Name: Gregory A. Robbins Title: Vice President and General Counsel

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  Item 5. Other Events.
SIGNATURES